Exhibit 99.1

Gladstone Capital Corporation Announces Strategic Succession Plan

McLean, VA, March 23, 2026: Gladstone Capital Corporation (Nasdaq: GLAD) (the “Company”) today announced several executive officer appointments in connection with the Company’s strategic succession plan.

David Gladstone has stepped down as the Company’s Chief Executive Officer (“CEO”), effective immediately; however, he will remain as the Company’s Chairman of the Board of Directors, a member of the Company’s investment committee, and also continue as Chairman, CEO, and President of the Company’s affiliated investment adviser, Gladstone Management Corporation.

Robert Marcotte, who has served as the Company’s President since 2013, has succeeded Mr. Gladstone as CEO, and John Sateri, a twenty-year veteran at Gladstone and a current member of the Company’s investment committee, has been appointed Chief Investment Officer.

Michael McQuigg, Executive Vice President of the Company since 2021 who joined the Gladstone team in 2015 and has assumed roles of increasing responsibility since then, will succeed Mr. Marcotte as President, effective October 1, 2026. Additionally, Andrew Ahlberg, one of the Company’s Managing Directors who has been with Gladstone since 2014, has been appointed Executive Vice President of the Company, effective immediately.

These promotions underscore the strength, depth, and continuity of the Company’s leadership team.

Mr. Gladstone founded Gladstone Capital in 2001 as one of the first business development companies focused on lending to lower middle market businesses (“BDCs”). Under his leadership, from the Company’s initial public offering in August 2001 through December 31, 2025, the Company has completed 715 loans and investments across 294 companies, representing approximately $3.3 billion of invested capital, prior to principal repayments and realizations. It was one of the first BDCs to provide second lien loans, another visionary concept by Mr. Gladstone.

Today’s appointments are the result of a comprehensive strategic succession plan process designed to ensure long-term continuity, stability, and strategic alignment and reflect the Board’s confidence in the management team’s ability to lead the Company through its next phase of growth. This transition also separates the Chairman and CEO roles at the Company, further aligning with best practices for corporate governance and oversight.

Mr. Gladstone, commented, “Gladstone Capital, our very first Gladstone fund established in 2001, is now celebrating its silver anniversary, our twenty-fifth year in business. I am grateful for the opportunity to have led such an extraordinary team over the past twenty-five years and am confident that our new executive leadership team will continue to build on this strong foundation for many years to come.”

Walter Wilkinson, Lead Independent Director of the Board, commented, “As the visionary founder of the Gladstone family of funds and more than twenty-five years as CEO of Gladstone Capital, David has built this Company from its IPO to the renowned BDC it is today. The Board and I extend our deep appreciation and gratitude for David’s extraordinary leadership.”

Mr. Marcotte stated, “As I assume the role of CEO, I am deeply appreciative of David’s stewardship since I joined the Company in 2013. We have an exceptionally talented team, and I look forward to building on our strong track record as a leading provider of private credit solutions to the lower middle market and the private equity firms investing in the sector. I am also pleased to see Michael McQuigg step into the role of President. Mike was one of the first hires when I joined GLAD, has led a number of the company’s most successful investments and is well-positioned to help drive our continued growth.”

About Gladstone Capital Corporation: Gladstone Capital is a publicly-traded business development company that invests in debt and equity securities, consisting primarily of secured first and second lien term loans to lower middle market businesses in the United States.

About the Gladstone Companies: Information on the business activities of all the Gladstone family of funds can be found at www.gladstonecompanies.com.

Forward-Looking Statements

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve inherent risks and uncertainties as they relate to expectations, beliefs, projections, future plans and strategies, anticipated events, or trends concerning matters that are not historical facts and may ultimately prove to be incorrect or false. Forward-looking statements include information about possible or assumed future events, including, without limitation, those relating to future performance. Words such as “may,” “will,” “plan,” and variations of these words and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these words. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those included within or contemplated by such statements, including, but not limited to, the description of risks and uncertainties in “Risk Factors” and “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” of Gladstone Capital’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2025, and certain other filings made with the SEC (accessible at www.sec.gov). Gladstone Capital cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. Gladstone Capital undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: For further information: Gladstone Capital Corporation, (703) 287-5893.